                COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.

                              Articles of Amendment
                                     to the
            Articles Supplementary Creating And Fixing The Rights of
     Series M7, Series T7, Series W7, Series TH7, Series F7, Series T28 and
                                   Series F28
                     Taxable Auction Market Preferred Shares

      Cohen & Steers REIT and Utility Income Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

      FIRST: The definition of "S&P Discount Factor" contained in Section 17 of the Corporation's Articles Supplementary Creating And Fixing The Rights of Series M7, Series T7, Series W7, Series TH7, Series F7, Series T28 and Series F28 Taxable Auction Market Preferred Shares (the "Articles Supplementary") is hereby amended by deleting the subsection in its entirety and substituting in lieu thereof the following:

      "S&P Discount Factor" means, with respect to an S&P Eligible Asset specified below, the following applicable number, provided that the S&P Exposure Period is 25 Business Days or less:

      (a) Types of S&P Eligible Assets

                                                                                           Discount Factor for
Type of S&P Eligible Asset                                                                      AAA Rating
--------------------------                                                                 -------------------
Common Stock of:
   REITs and other real estate companies                                                           162%
   Non-Real Estate Companies                                                                       168%
DRD Eligible Preferred Stock with a senior or preferred stock rating of at least BBB-              245%
REIT and Non-DRD eligible Preferred Stock with a senior or preferred stock rating of at
   least BBB-                                                                                      164%
DRD Eligible Preferred Stock with a senior or preferred stock rating below BBB-                    250%
REIT and non-DRD Eligible Preferred Stock with a senior or preferred stock rating below
   BBB-                                                                                            169%
Un-rated DRD Eligible Preferred Stock                                                              255%
Un-rated Non-DRD Eligible and un-rated REIT Preferred Stock                                        174%
Convertible bonds rated AAA to AAA-                                                                165%
Convertible bonds rated AA+ to AA-                                                                 170%
Convertible bonds rated A+ to A-                                                                   175%
Convertible bonds rated BBB+ to BBB-                                                               180%
Convertible bonds rated BB+ to BB-                                                                 185%
Convertible bonds rated B+ to B                                                                    190%
Convertible bonds rated B-                                                                         195%
Convertible bonds rated CCC+                                                                       205%
Convertible bonds rated CCC                                                                        220%
U.S. Short-Term Money Market Investments with maturities of 180 days or less                       104%
U.S. Short-Term Money Market Investments with maturities of between 181 and 360 days               113%
U.S. Government Obligations (52 week Treasury Bills)                                               102%
U.S. Government Obligations (Two-Year Treasury Notes)                                              104%
U.S. Government Obligations (Five-Year Treasury Notes)                                             110%
U.S. Government Obligations (Ten-Year Treasury Notes)                                              117%
U.S. Government Obligations (Thirty-Year Treasury Bonds)                                           130%

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

Agency Mortgage Collateral (Fixed 15-Year)                                                         129%
Agency Mortgage Collateral (Fixed 30-Year)                                                         132%
Agency Mortgage Collateral (ARM 1/1)                                                               122%
Agency Mortgage Collateral (ARM 3/1)                                                               123%
Agency Mortgage Collateral (ARM 5/1)                                                               123%
Agency Mortgage Collateral (ARM 10/1)                                                              123%
Mortgage Pass-Through Fixed (15 Year)                                                              131%
Mortgage Pass-Through Fixed (30 Year)                                                              134%
   Debt securities of REIT's, other real estate companies, and non-real estate companies according to the following corporate bond schedule
   Corporate Bonds rated at least AAA                                                              110%
   Corporate Bonds rated at least AA+                                                              111%
   Corporate Bonds rated at least AA                                                               113%
   Corporate Bonds rated at least AA-                                                              115%
   Corporate Bonds rated at least A+                                                               116%
   Corporate Bonds rated at least A                                                                117%
   Corporate Bonds rated at least A-                                                               118%
   Corporate Bonds rated at least BBB+                                                             120%
   Corporate Bonds rated at least BBB                                                              122%
   Corporate Bonds rated at least BBB-                                                             124%
   Corporate Bonds rated at least BB+                                                              129%
   Corporate Bonds rated at least BB                                                               135%
   Corporate Bonds rated at least BB-                                                              142%
   Corporate Bonds rated at least B+                                                               156%
   Corporate Bonds rated at least B                                                                169%
   Corporate Bonds rated at least B-                                                               184%
   Corporate Bonds rated at least CCC+                                                             202%
   Corporate Bonds rated at least CCC                                                              252%
   Corporate Bonds rated at least CCC-                                                             350%
   Cash and Cash Equivalents                                                                       100%

      (b) Interest rate swaps entered into according to International Swap Dealers Association ("ISDA") standards if

            (i) the counterparty to the swap transaction has a short-term rating of A-1 or equivalent by S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is A-, or equivalent by S&P, or higher.

            (ii) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the Series.

            (iii) The interest rate swap transaction will be marked-to-market weekly by the swap counterparty.

            (iv) If the Corporation fails to maintain an aggregate discounted value at least equal to the basic maintenance amount on two consecutive valuation dates then the agreement will terminate immediately.

            (v) For the purpose of calculating the asset coverage test 90% of any positive mark-to-market valuation of the Corporation's rights will be eligible assets. 100% of any negative mark-to-market valuation of the Corporation's rights will be included in the calculation of the Preferred Shares Basic Maintenance Amount.

            (vi) The Corporation must maintain liquid assets with a value at least equal to the net amount of the excess, if any, of the Corporation's obligations over its entitlement with respect to each swap. For caps/floors, must maintain liquid assets with a value at least equal to the Corporation's obligations with respect to such caps or floors.

      (c) Cash and Cash Equivalents

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

      (i) Cash and Cash Equivalents and demand deposits in an "A-1+" rated institution are valued at 100%. "A-1+" rated commercial paper, with maturities no greater than 30 days and held instead of cash until maturity, is valued at 100%. Securities with next-day maturities invested in "A-1+" rated institutions are considered cash equivalents and are valued at 100%. Securities maturing in 181 to 360 calendar days are valued at 114.2%.

      (ii) The S&P Discount Factor for shares of unrated Money Market Funds affiliated with the Corporation used as "sweep" vehicles will be 110%. Money Market Funds rated "AAAm" will be discounted at the appropriate level as dictated by the exposure period. No S&P Discount Factor will be applied to Money Market Funds rated AAAm by S&P with effective next day maturities.

      SECOND: The amendments set forth in these Articles of Amendment were duly approved by the Board of Directors in accordance with Part I, Sections 6(k) and 16 of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.

      THIRD: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.

                         [Remainder of page left blank]

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

      IN WITNESS WHEREOF, COHEN & STEERS REIT AND UTILITY INCOME FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary as of this __th day of February, 2006.

      WITNESS:

      By:
          -------------------------
      Name: Lawrence B. Stoller
      Title: Secretary

                                            COHEN & STEERS REIT AND UTILITY
                                            INCOME FUND, INC.

                                            By:
                                                --------------------------------
                                            Name: Adam M. Derechin
                                            Title: President and Chief Executive
                                                   Officer

      THE UNDERSIGNED, President of the COHEN & STEERS REIT AND UTILITY INCOME FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment hereby acknowledges the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            ------------------------------------
                                            Name: Adam M. Derechin
                                            Title: President and Chief Executive
                                                   Officer

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